UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

vTv Therapeutics Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3980 Premier Drive, Suite 310

High Point, NC 27265

(Address of Principal Executive Offices)

(336) 641-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2024, vTv Therapeutics Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (“TD Cowen”), pursuant to which the Company may offer and sell, from time to time, through TD Cowen, as sales agent, shares of the Company’s Class A common stock, par value $0.01 per share, having an aggregate offering price of up to $50.0 million (the “ATM Offering”). Pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell securities registered on the registration statement relating to the ATM Offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75.0 million.

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market, to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, TD Cowen may sell shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Company will pay TD Cowen a commission equal to 3.0% of the aggregate gross proceeds from each sale of shares, reimburse legal fees and disbursements up to $75,000 and provide TD Cowen with customary indemnification and contribution rights. The Sales Agreement may be terminated by TD Cowen or the Company upon notice to the other party as provided in the Sales Agreement, or by TD Cowen at any time subject to certain conditions.

The issuance and sale, if any, of the Shares by the Company under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-254445) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2021, amended on April 9, 2021 and declared effective on April 20, 2021. The ATM Offering is described in the Company’s Prospectus dated April 20, 2021 (the “Base Prospectus), as supplemented by a Prospectus Supplement dated February 28, 2024 (the “Prospectus Supplement”).

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Dechert LLP relating to the validity of the Shares to be issued pursuant to the Sales Agreement is filed herewith as Exhibit 5.1 hereto.

The ATM Offering will only be made by means of the Base Prospectus, as supplemented by the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02	Results of Operations and Financial Condition.

Preliminary Financial Results - Cash Balance as of December 31, 2023

Based upon preliminary estimates and information available to the Company, it expects to report that it had cash and cash equivalents of approximately $9.4 million as of December 31, 2023.

The preliminary cash balance presented above is not a comprehensive statement of the Company’s financial position, and is subject to change following the completion of the Company’s financial closing and independent auditor review procedures. Complete results will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The information contained in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly provided by specific reference in such a filing.

Item 8.01.	Other Events.

Termination of Prior “At the Market” Equity Offering Program

On February 26, 2024, the Company terminated the Controlled Equity OfferingSM Sales Agreement, dated as of April 24, 2020, by and between the Company and Cantor Fitzgerald & Co., in accordance with its terms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Sales Agreement, dated February 28, 2024, by and between vTv Therapeutics Inc. and Cowen and Company, LLC.

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

Dated: February 28, 2024	By:	/s/ Paul J. Sekhri
Paul J. Sekhri
President and Chief Executive Officer